Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

THIRD COAST BANCSHARES, INC. REPORTS

2022 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Gross Loans, Deposits and Total Assets grew over 50%

for full year 2022 compared to full year 2021 results

HOUSTON, TX – January 26, 2023 – Third Coast Bancshares, Inc. (NASDAQ: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank, SSB, today reported its 2022 fourth quarter and full year financial results.

2022 Fourth Quarter Financial and Operational Highlights

•
Loans held for investment grew $134.7 million to $3.11 billion as of December 31, 2022, or 4.5%, over the $2.97 billion reported as of September 30, 2022.
•
Deposits reached $3.24 billion as of December 31, 2022, an increase of $251.8 million, or 8.4%, over the $2.98 billion reported as of September 30, 2022.
•
Total assets reached $3.77 billion as of December 31, 2022, an increase of $256.3 million, or 7.3%, over the $3.52 billion reported as of September 30, 2022.
•
Net income for the fourth quarter 2022 totaled $7.5 million compared to $6.8 million for the third quarter of 2022.
•
Book value per share and tangible book value per share(1) increased to $23.32 and $21.90, respectively, at December 31, 2022 compared to $22.93 and $21.51, respectively, at September 30, 2022.
•
Opened a branch location in San Antonio, Texas.

2022 Full Year Financial and Operational Highlights

•
Loans held for investment grew $1.04 billion to $3.11 billion as of December 31, 2022, or 50.2%, over the $2.07 billion reported as of December 31, 2021.
•
Deposits reached $3.24 billion as of December 31, 2022, an increase of $1.09 billion, or 51.1%, over the $2.14 billion reported as of December 31, 2021.
•
Total assets reached $3.77 billion as of December 31, 2022, an increase of $1.27 billion, or 51.0%, more than the $2.50 billion reported as of December 31, 2021.

_______________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

•
Net income totaled $18.7 million and $11.4 million for the years ended December 31, 2022 and 2021, respectively, an increase of 63.3%.
•
Book value per share and tangible book value per share(1) increased to $23.32 and $21.90, respectively, at December 31, 2022 compared to $22.31 and $20.87, respectively, at December 31, 2021.
•
Opened four locations during 2022, including in Fort Worth, Georgetown, Kingwood, and San Antonio, Texas, totaling 16 branch locations.

“A little over one year ago, on November 9, 2021, we marked an important milestone in our Company's history by successfully completing our initial public offering,” stated Bart Caraway, Third Coast's Chairman, President and Chief Executive Officer. “I am delighted to report that we have had a remarkable first full year as a public company; Third Coast reported over 50% growth in gross loans, deposits and total assets in 2022 when compared to 2021. We focused on driving revenue higher while keeping expenses low throughout the year, which resulted in improved operational leverage.

“Additionally, we exceeded our internal margin, return on asset and earnings expectations during the fourth quarter and continue to be very confident about our future. Our asset quality remains strong and our earning metrics continue to improve. Looking ahead, we will continue to focus on operating performance and executing the Company's profitable business strategy,” concluded Mr. Caraway.

Loan Portfolio and Composition

During the fourth quarter of 2022, gross loans increased to $3.11 billion as of December 31, 2022, an increase of $134.7 million, or 4.5%, from $2.97 billion as of September 30, 2022, and an increase of $1.04 billion, or 50.2%, from $2.07 billion as of December 31, 2021. The loan growth was well diversified with real estate loans up $72.6 million and commercial loans up $29.7 million from September 30, 2022. On a full year basis, real estate loans grew by $526.5 million and commercial loans grew by $447.6 million from 2021.

Asset Quality

Asset quality improved year-over-year with non-performing assets decreasing to $12.3 million as of December 31, 2022, or 29.0%, from $17.3 million as of December 31, 2021. Non-performing assets at December 31, 2022 increased $1.9 million, or 18.8%, from $10.3 million as of September 30, 2022. The provision for credit losses recorded for the fourth quarter of 2022 was $2.0 million, which served to increase the allowance to $30.4 million, or 0.98% of the $3.11 billion in gross loans outstanding as of December 31, 2022. Provision expense for the fourth quarter of 2022 related primarily to provisioning for new loans.

As of December 31, 2022, the nonperforming loans to loans held for investment ratio remained low at 0.39%, which increased slightly from 0.35% as of September 30, 2022 and decreased from 0.75% as of December 31, 2021. During the three months ended December 31, 2022 and 2021, net charge-offs were $708,000 and $2.4 million, respectively. On a full year basis, net charge-offs were $1.1 million and $2.6 million in 2022 and 2021, respectively.

_______________________________

(1)
Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Deposits and Composition

Deposits totaled $3.24 billion as of December 31, 2022, an increase of 8.4% from $2.98 billion as of September 30, 2022, and an increase of 51.1% from $2.14 billion as of December 31, 2021. Noninterest-bearing demand deposits decreased from $517.3 million as of September 30, 2022 to $486.1 million as of December 31, 2022, and decreased $45.3 million, or 8.5%, from December 31, 2021. Noninterest-bearing demand deposits represented 15.0% of total deposits as of December 31, 2022, down from 17.3% of total deposits as of September 30, 2022, and 24.8% of total deposits as of December 31, 2021. As of December 31, 2022, interest-bearing demand deposits increased $270.1 million, or 12.1%, and time deposits increased $14.5 million, or 7.2%, from September 30, 2022. The increase in fourth quarter deposits was offset by a decrease in savings accounts of $1.6 million, or 4.3%, from September 30, 2022.

The average cost of deposits was 2.17% for the fourth quarter of 2022, representing a 86 basis point increase from the third quarter of 2022 and a 177 basis point increase from the fourth quarter of 2021 due primarily to the increase in rates paid on interest-bearing demand deposits.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2022 was 3.75% compared to 3.77% for the third quarter of 2022 and 4.78% for the fourth quarter of 2021. The yield on loans for the fourth quarter of 2022 was 6.27% compared to 5.59% for the third quarter of 2022 and 5.86% for the fourth quarter of 2021. The increase in yield on loans during the fourth quarter of 2022 was primarily due to the increase in the Prime Rate.

Net interest income totaled $32.2 million for the fourth quarter of 2022, an increase of 2.5% from $31.4 million for the third quarter of 2022. Interest income totaled $51.2 million for the fourth quarter of 2022, an increase of 18.7% from $43.1 million for the third quarter of 2022. Interest and fees on loans increased $7.6 million, or 18.7%, compared to the third quarter of 2022, and increased $21.9 million, or 83.3%, from the fourth quarter of 2021. Interest expense was $19.0 million for the fourth quarter of 2022, an increase of $7.3 million, or 61.7% from $11.7 million for the third quarter of 2022 and an increase of $17.0 million, or 830.9% from $2.0 million for the fourth quarter of 2021. The increase in interest expense during the fourth quarter of 2022 was primarily due to interest-bearing deposit growth and increases in interest rates paid on interest-bearing deposit accounts and FHLB advances. The increase in interest expense from the fourth quarter of 2021 is primarily due to interest-bearing deposit growth, issuance of subordinated debt in March 2022, and increases in rates paid on interest-bearing deposit accounts, FHLB advances, and line of credit advances.

Noninterest Income and Noninterest Expense

Noninterest income totaled $1.8 million for the fourth quarter of 2022, compared to $2.5 million for the third quarter of 2022, and $2.1 million for the fourth quarter of 2021. Gains on the sales of guaranteed portions of SBA loans decreased from $729,000 for the third quarter of 2022 to $123,000 for the fourth quarter 2022. In addition, derivative fees decreased from $313,000 for the third quarter of 2022 to $117,000 for the fourth quarter of 2022.

Noninterest expense totaled $22.6 million for the fourth quarter of 2022 down from $22.7 million for the third quarter of 2022 and up from $20.1 million for the fourth quarter of 2021. The year-over-year increase was primarily attributed to increased salary expenses related to additional employees hired in 2022 and administrative expenses related to opening of four branches during 2022. The employee headcount increased from 334 as of December 31, 2021 to 368 as of December 31, 2022. In addition, the year-over-year increase in legal and professional fees related to increased regulatory requirements resulting in additional audit, consulting and legal expenses and increase in regulatory assessment expense related to increased assessment rates and total asset growth.

The efficiency ratio was 66.74% for the fourth quarter of 2022, compared to 67.06% for the third quarter of 2022, and 75.31% for the fourth quarter of 2021. The improvement in the efficiency ratio was primarily due to the increase in interest and fees on loans while maintaining noninterest expense consistent with prior quarters.

Net Income and Earnings Per Share

Net income totaled $7.5 million for the fourth quarter of 2022, compared to $6.8 million for the third quarter of 2022. Net income available to common shareholders totaled $6.1 million for the fourth quarter. Dividends on Series A Preferred Stock issued on September 30, 2022 totaled $1.4 million for the fourth quarter of 2022. Basic earnings per share and diluted earnings per share were $0.45 per share and $0.44 per share, respectively, in the fourth quarter of 2022 compared to $0.50 per share and $0.49 per share, respectively, in the third quarter of 2022.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss 2022 fourth quarter and fiscal year results, which will be broadcast live over the Internet, on Friday, January 27, 2023, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.tcbssb.com/events-and-presentations/events. For those who cannot listen to the live call, a replay will be available through February 3, 2023, and may be accessed by dialing 201-612-7415 and using passcode 13735402#. Also, an archive of the webcast will be available shortly after the call at https://ir.tcbssb.com/events-and-presentations/events for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 16 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy; interest rate risk and fluctuations in interest rates; our ability to maintain our largest deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; changes in key management personnel; credit risk associated with our business; and other market conditions and economic trends generally and in the banking industry. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including “Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets Ratio and Return on Average Tangible Common Equity,” which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2022				2021
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

ASSETS
Cash and cash equivalents:
Cash and due from banks	$329,864	$216,623	$317,462	$369,782	$326,733
Federal funds sold	2,150	1,225	2,741	1,538	292
Total cash and cash equivalents	332,014	217,848	320,203	371,320	327,025

Interest bearing time deposits in other banks	-	132	132	132	131
Investment securities available-for-sale	176,067	160,437	157,261	126,218	26,432
Loans held for investment	3,107,551	2,972,852	2,749,177	2,447,945	2,068,724
Less: allowance for loan and lease loss	(30,351)	(29,109)	(26,666)	(23,312)	(19,295)
Loans, net	3,077,200	2,943,743	2,722,511	2,424,633	2,049,429
Accrued interest receivable	18,340	16,246	12,568	12,648	10,228
Premises and equipment, net	28,662	25,449	22,888	20,846	19,045
Other real estate owned	-	-	-	1,666	1,676
Bank-owned life insurance	60,761	60,263	51,919	26,671	26,528
Non-marketable securities, at cost	15,405	27,136	15,213	11,327	7,527
Deferred tax asset, net	6,303	8,097	7,179	4,258	4,123
Fair value hedge assets	9,213	11,508	6,892	3,873	389
Right-of-use assets	17,872	18,266	12,648	10,697	-
Core Deposit Intangible, net	1,131	1,171	1,211	1,252	1,292
Goodwill	18,034	18,034	18,034	18,034	18,034
Other assets	12,146	8,515	9,403	6,813	7,553
Total assets	$3,773,148	$3,516,845	$3,358,062	$3,040,388	$2,499,412

LIABILITIES
Deposits:
Noninterest bearing	$486,114	$517,265	$519,614	$931,622	$531,401
Interest bearing	2,750,032	2,467,049	2,378,650	1,655,547	1,609,798
Total deposits	3,236,146	2,984,314	2,898,264	2,587,169	2,141,199

Accrued interest payable	2,545	2,925	1,683	387	437
Fair value hedge liabilities	9,221	11,514	6,912	3,909	389
Lease liability - operating leases	18,209	18,407	12,650	10,629	-
Other liabilities	14,024	12,158	7,344	5,584	7,380
FHLB advances	-	-	18,000	50,000	50,000
Note payable - Line of Credit - Senior Debt	30,875	30,875	30,875	1,000	1,000
Note payable - Subordinated Debentures, net	80,348	80,298	80,367	80,507	-
Total liabilities	3,391,368	3,140,491	3,056,095	2,739,185	2,200,405

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	-	-	-
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	13,610	13,600	13,543	13,524	13,482
Additional paid-in capital	318,033	317,798	250,413	249,775	249,202
Retained earnings	53,270	47,163	40,393	38,116	36,029
Accumulated other comprehensive (loss) income	(2,103)	(1,177)	(1,283)	887	1,393
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	381,780	376,354	301,967	301,203	299,007
Total liabilities and shareholders' equity	$3,773,148	$3,516,845	$3,358,062	$3,040,388	$2,499,412

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2022				2021	2022	2021
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

INTEREST INCOME:
Loans, including fees	$48,081	$40,498	$31,164	$26,682	$26,226	$146,425	$98,886
Investment securities available-for-sale	1,388	1,367	894	276	265	3,925	1,043
Federal funds sold and deposits in other banks	1,682	1,237	451	226	169	3,596	686
Total interest income	51,151	43,102	32,509	27,184	26,660	153,946	100,615

INTEREST EXPENSE:
Deposit accounts	15,682	9,727	3,443	1,844	1,913	30,696	8,526
FHLB advances and notes payable	3,318	2,020	1,328	130	128	6,796	1,536
Total interest expense	19,000	11,747	4,771	1,974	2,041	37,492	10,062

Net interest income	32,151	31,355	27,738	25,210	24,619	116,454	90,553

Provision for loan losses	1,950	2,900	3,350	4,000	6,100	12,200	9,923

Net interest income after provision for loan losses	30,201	28,455	24,388	21,210	18,519	104,254	80,630

NONINTEREST INCOME:
Service charges and fees	706	772	617	619	566	2,714	2,367
Gain on sale of SBA loans	123	729	98	-	411	950	586
Earnings on bank-owned life insurance	497	424	248	143	146	1,312	567
Derivative fees	117	313	123	706	820	1,259	820
Other	310	300	180	198	112	988	538
Total noninterest income	1,753	2,538	1,266	1,666	2,055	7,223	4,878

NONINTEREST EXPENSE:
Salaries and employee benefits	14,473	14,719	13,994	13,324	14,029	56,510	48,642
Data processing and network expense	837	1,256	932	922	786	3,947	3,060
Occupancy and equipment expense	2,591	2,232	1,830	1,873	1,557	8,526	5,367
Legal and professional	1,887	1,353	2,001	1,746	1,450	6,987	5,293
Loan operations and other real estate owned	144	284	282	278	275	988	1,963
Advertising and marketing	580	438	467	427	657	1,912	1,889
Telephone and communications	175	122	99	100	115	496	595
Software purchases and maintenance	295	318	201	198	248	1,012	852
Regulatory assessments	863	1,000	956	645	506	3,464	1,101
Loss on sale of other real estate owned	-	-	350	-	-	350	344
Other	782	1,006	1,661	668	464	4,117	1,919
Total noninterest expense	22,627	22,728	22,773	20,181	20,087	88,309	71,025

NET INCOME BEFORE INCOME TAX EXPENSE	9,327	8,265	2,881	2,695	487	23,168	14,483

Income tax expense	1,802	1,495	604	608	133	4,509	3,059

NET INCOME	$7,525	$6,770	$2,277	$2,087	$354	$18,659	$11,424

EARNINGS PER COMMON SHARE:
Basic earnings per share	$0.45	$0.50	$0.17	$0.16	$0.03	$1.28	$1.45
Diluted earnings per share	$0.44	$0.49	$0.16	$0.15	$0.03	$1.25	$1.40

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Year Ended
	2022				2021	2022	2021
(Dollars in thousands, except share and per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Earnings per share, basic	$0.45	$0.50	$0.17	$0.16	$0.03	$1.28	$1.45
Earnings per share, diluted	$0.44	$0.49	$0.16	$0.15	$0.03	$1.25	$1.40
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Preferred Stock	$20.44	$-	$-	$-	$-	$20.44	$-

Return on average assets (A)	0.84%	0.78%	0.29%	0.32%	0.06%	0.58%	0.55%
Return on average common equity (A)	7.69%	8.74%	3.01%	2.81%	0.55%	5.62%	6.70%
Return on average tangible common equity (A) (B)	8.19%	9.32%	3.22%	3.00%	0.59%	6.00%	7.55%
Net interest margin (A) (C)	3.75%	3.77%	3.77%	4.09%	4.78%	3.82%	4.65%
Efficiency ratio (D)	66.74%	67.06%	78.52%	75.09%	75.31%	71.40%	74.43%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.36%	8.82%	8.99%	9.91%	11.96%	8.36%	11.96%
Tangible common equity to tangible assets (B)	7.90%	8.32%	8.47%	9.33%	11.28%	7.90%	11.28%

Third Coast Bank, SSB:
Common equity tier 1 (to risk weighted assets)	12.95%	13.04%	11.60%	12.36%	12.63%	12.95%	12.63%
Tier 1 capital (to risk weighted assets)	12.95%	13.04%	11.60%	12.36%	12.63%	12.95%	12.63%
Total capital (to risk weighted assets)	13.79%	13.87%	12.40%	13.17%	13.54%	13.79%	13.54%
Tier 1 capital (to average assets)	13.11%	13.29%	12.47%	13.66%	12.27%	13.11%	12.27%

Other Data
Weighted average shares:
Basic	13,528,504	13,490,680	13,454,423	13,385,324	10,724,545	13,465,196	7,874,110
Diluted	13,760,076	13,678,962	13,822,522	13,755,026	11,156,037	13,754,610	8,138,824
Period end shares outstanding	13,531,736	13,521,826	13,464,093	13,445,782	13,403,324	13,531,736	13,403,324
Book value per share	$23.32	$22.93	$22.43	$22.40	$22.31	$23.32	$22.31
Tangible book value per share (B)	$21.90	$21.51	$21.00	$20.97	$20.87	$21.90	$20.87

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 12 and 13 of this News Release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for loan losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Investment securities	$170,463	$1,388	3.23%	$180,701	$1,367	3.00%	$42,677	$265	2.46%
Loans, gross	3,041,923	48,081	6.27%	2,874,857	40,498	5.59%	1,774,294	26,226	5.86%
Federal funds sold and other interest-earning assets	185,887	1,682	3.59%	243,471	1,237	2.02%	226,197	169	0.30%
Total interest-earning assets	3,398,273	51,151	5.97%	3,299,029	43,102	5.18%	2,043,168	26,660	5.18%
Less allowance for loan losses	(29,563)			(27,504)			(17,130)
Total interest-earning assets, net of allowance	3,368,710			3,271,525			2,026,038
Noninterest-earning assets	203,834			184,514			187,770
Total assets	$3,572,544			$3,456,039			$2,213,808

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,354,990	$15,682	2.64%	$2,446,443	$9,727	1.58%	$1,485,059	$1,913	0.51%
Notes payable	111,199	1,761	6.28%	111,213	1,617	5.77%	1,126	11	3.88%
FHLB advances	166,783	1,557	3.70%	60,176	403	2.66%	66,315	117	0.70%
Total interest-bearing liabilities	2,632,972	19,000	2.86%	2,617,832	11,747	1.78%	1,552,500	2,041	0.52%
Noninterest-bearing deposits	517,075			498,408			392,955
Other liabilities	41,226			31,707			10,770
Total liabilities	3,191,273			3,147,947			1,956,225
Shareholders’ equity	381,271			308,092			257,583
Total liabilities and shareholders’ equity	$3,572,544			$3,456,039			$2,213,808
Net interest income		$32,151			$31,355			$24,619
Net interest spread (1)			3.11%			3.40%			4.66%
Net interest margin (2)			3.75%			3.77%			4.78%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Year Ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate

Assets
Interest-earnings assets:
Investment securities	$129,507	$3,925	3.03%	$31,251	$1,043	3.34%
Loans, gross	2,694,428	146,425	5.43%	1,646,591	98,886	6.01%
Federal funds sold and other interest-earning assets	223,781	3,596	1.61%	267,983	686	0.26%
Total interest-earning assets	3,047,716	153,946	5.05%	1,945,825	100,615	5.17%
Less allowance for loan losses	(25,600)			(14,198)
Total interest-earning assets, net of allowance	3,022,116			1,931,627
Noninterest-earning assets	178,135			132,825
Total assets	$3,200,251			$2,064,452

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$2,377,079	$30,696	1.29%	$1,421,757	$8,526	0.60%
Notes payable	77,317	4,605	5.96%	22,329	1,091	4.89%
FHLB advances	81,083	2,191	2.70%	56,442	445	0.79%
Total interest-bearing liabilities	2,535,479	37,492	1.48%	1,500,528	10,062	0.67%
Noninterest-bearing deposits	313,972			383,747
Other liabilities	27,115			9,547
Total liabilities	2,876,566			1,893,822
Shareholders’ equity	323,685			170,630
Total liabilities and shareholders’ equity	$3,200,251			$2,064,452
Net interest income		$116,454			$90,553
Net interest spread (1)			3.57%			4.50%
Net interest margin (2)			3.82%			4.65%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2022				2021
(Dollars in thousands)	December 31	September 30	June 30	March 31	December 31

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$493,791	$529,046	$508,864	$477,573	$383,941
Non-farm non-residential non-owner occupied	506,012	490,503	464,530	463,618	445,308
Residential	308,775	283,432	273,415	225,649	213,264
Construction, development & other	567,851	500,879	440,925	414,653	320,335
Farmland	22,820	22,770	23,895	13,467	9,934
Commercial & industrial	1,058,910	1,029,231	914,845	756,005	611,348
Consumer	3,872	3,728	3,706	3,304	4,001
Municipal and other	145,520	113,263	118,997	93,676	80,593
Total loans	$3,107,551	$2,972,852	$2,749,177	$2,447,945	$2,068,724

Asset Quality:
Nonaccrual loans	$10,963	$9,439	$9,806	$9,896	$10,030
Loans > 90 days and still accruing	518	98	387	40	278
Restructured loans--accruing	780	781	785	790	5,295
Total nonperforming loans	$12,261	$10,318	$10,978	$10,726	$15,603
Other real estate owned	-	-	-	1,666	1,676
Total nonperforming assets	$12,261	$10,318	$10,978	$12,392	$17,279

QTD Net charge-offs (recoveries)	$708	$457	$(4)	$(17)	$2,376

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$1,699	$921	$964	$986	$1,008
Non-farm non-residential non-owner occupied	296	309	323	334	346
Residential	513	111	116	121	127
Construction, development & other	40	227	232	238	244
Commercial & industrial	8,390	7,846	8,165	8,210	8,297
Consumer	20	20	-	-	-
Purchased credit impaired	5	5	6	7	8
Total nonaccrual loans	$10,963	$9,439	$9,806	$9,896	$10,030

Asset Quality Ratios:
Nonperforming assets to total assets	0.32%	0.29%	0.33%	0.41%	0.69%
Nonperforming loans to total loans	0.39%	0.35%	0.40%	0.44%	0.75%
Allowance for loan losses to total loans	0.98%	0.98%	0.97%	0.95%	0.93%
QTD Net charge-offs to average loans (annualized)	0.09%	0.06%	0.00%	0.00%	0.53%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review “Tangible Book Value Per Share, Tangible Common Equity to Tangible Assets Ratio, and Return on Average Tangible Common Equity” for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Share. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We believe that the tangible book value per share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Year Ended
	2022				2021	2022	2021
(Dollars in thousands, except per share data)	December 31	September 30	June 30	March 31	December 31	December 31	December 31

Tangible Common Equity:
Total shareholders' equity	$381,780	$376,354	$301,967	$301,203	$299,007	$381,780	$299,007
Less: Preferred stock including additional paid in capital	66,225	66,273	-	-	-	66,225	-
Total common equity	315,555	310,081	301,967	301,203	299,007	315,555	299,007
Less: Goodwill and core deposit intangibles, net	19,165	19,205	19,245	19,286	19,326	19,165	19,326
Tangible common equity	$296,390	$290,876	$282,722	$281,917	$279,681	$296,390	$279,681

Common shares outstanding at end of period	13,531,736	13,521,826	13,464,093	13,445,782	13,403,324	13,531,736	13,403,324

Book Value Per Share	$23.32	$22.93	$22.43	$22.40	$22.31	$23.32	$22.31
Tangible Book Value Per Share	$21.90	$21.51	$21.00	$20.97	$20.87	$21.90	$20.87

Tangible Assets:
Total assets	$3,773,148	$3,516,845	$3,358,062	$3,040,388	$2,499,412	$3,773,148	$2,499,412
Adjustments: Goodwill and core deposit intangibles, net	19,165	19,205	19,245	19,286	19,326	19,165	19,326
Tangible assets	$3,753,983	$3,497,640	$3,338,817	$3,021,102	$2,480,086	$3,753,983	$2,480,086

Total Common Equity to Total Assets	8.36%	8.82%	8.99%	9.91%	11.96%	8.36%	11.96%
Tangible Common Equity to Tangible Assets	7.90%	8.32%	8.47%	9.33%	11.28%	7.90%	11.28%

Average Tangible Common Equity:
Average shareholders' equity	$381,271	$308,092	$303,135	$301,537	$257,583	$323,685	$170,630
Less: Average preferred stock including additional paid in capital	66,329	720	-	-	-	16,900	-
Average common equity	314,942	307,372	303,135	301,537	257,583	306,785	170,630
Less: Average goodwill and core deposit intangibles, net	19,184	19,225	19,265	19,306	19,343	19,245	19,404
Average tangible common equity	$295,758	$288,147	$283,870	$282,231	$238,240	$287,540	$151,226

Net Income	$7,525	$6,770	$2,277	$2,087	$354	$18,659	$11,424
Less: Dividends paid on preferred stock	1,418	-	-	-	-	1,418	-
Net Income Available to Common Shareholders	$6,107	$6,770	$2,277	$2,087	$354	$17,241	$11,424

Return on Average Common Equity	7.69%	8.74%	3.01%	2.81%	0.55%	5.62%	6.70%
Return on Average Tangible Common Equity	8.19%	9.32%	3.22%	3.00%	0.59%	6.00%	7.55%